[ARTICLE] 5
[LEGEND]
Registrant is a limited partnership which invests in federally tax-exempt revenue bonds, which financed construction and/or ownership of multi-family residential properties. In accordance with industry practice, its balance sheet is unclassified. For full informaiton, refer to the accompanying unaudited financial statements.

[PERIOD-TYPE]                   3-MOS
[FISCAL-YEAR-END]                          DEC-31-1998
[PERIOD-END]                               MAR-31-1998
[CASH]                                       8,446,653
[SECURITIES]                                         0
[RECEIVABLES]                                  240,374
[ALLOWANCES]                                         0
[INVENTORY]                                          0
[CURRENT-ASSETS]                                     0
[PP&E]                                               0
[DEPRECIATION]                                       0
[TOTAL-ASSETS]                              16,827,027<F1>
[CURRENT-LIABILITIES]                                0
[BONDS]                                              0
[COMMON]                                             0
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[OTHER-SE]                                  16,691,737<F2>
[TOTAL-LIABILITY-AND-EQUITY]                16,827,027<F3>
[SALES]                                              0
[TOTAL-REVENUES]                            35,041,226<F4>
[CGS]                                                0
[TOTAL-COSTS]                                        0
[OTHER-EXPENSES]                               121,675
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                                   0
[INCOME-PRETAX]                             34,919,551
[INCOME-TAX]                                         0
[INCOME-CONTINUING]                         34,919,551
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                34,919,551
[EPS-PRIMARY]                                     4.68<F5>
[EPS-DILUTED]                                        0

<F1>In addition to cash and receivables, total assets include escrowed funds of $8,140,000.
<F2>Represents partners' capital.
<F3>Liabilities include accounts payable and other liabilities of $135,290.
<F4>Total revenue includes interest income of $802,418, gain on sale of assets of $34,483,204 and equity in losses of property-owning investees of $244,396.
<F5>Represents net income per Assigned Benefit Certificate.